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                                                                   Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the yearly report of Park-Ohio Holdings Corp. (the "Company") on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Dated: March 27, 2003


                           /s/ Edward F. Crawford
                           -------------------------------
                           Edward F. Crawford
                           Chairman, Chief Executive Officer and President



                           /s/ Richard P. Elliott
                           -------------------------------
                           Richard P. Elliott
                           Vice President and Chief Financial Officer



The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.


A signed original of this written statement required by Section 906 has been provided to Park-Ohio Holdings Corp. and will be retained by Park-Ohio Holdings Corp. and furnished to the Securities and Exchange Commission or its Staff upon request.